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                                 Exhibit 10.21
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

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                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AGREEMENT effective as of December 9, 1997 amends and restates that certain Employment Agreement effective June 7, 1994 by and between Norrell Corporation, a Georgia corporation (the "Company"), and C. Douglas Miller, whose address is 745 Whitmere Court, Atlanta, Georgia 30327 (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company is engaged directly and through its franchisees and licensees in and throughout the Area (as defined herein) in the Business of the Company (as defined herein); and

         WHEREAS, the Company desires to continue the employment of the Executive as Chairman of the Board and Chief Executive Officer of the Company and the Executive desires to continue such employment on the terms and conditions hereinafter set forth; and

         WHEREAS, in the course of the Executive's employment, the Executive has gained knowledge of the business, affairs, finances, management, marketing programs and philosophy, customers and methods of operation of the Company, has been trained at the expense of the Company in the operation and management of the Business of the Company and the marketing and sale of the Company's services through the use of techniques, systems, forms and methods used and devised by the Company, has access to lists of the Company's customers in the Area and their needs and will or has become personally known to and acquainted with the Company's major customers in the Area thereby establishing a personal relationship with such customers for the benefit of the Company;

         WHEREAS, the Company would suffer irreparable harm if the Executive were to use such knowledge, information, business acumen and personal relationships in competition with the Company; and

         WHEREAS, the Company recognizes the contributions made by the Executive to the Company in the past and, to assure that the Company will continue to have the Executive's services available to it, desires to provide the Executive with benefits upon the occurrence of certain contingencies in addition to the annual compensation payable hereunder;


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         NOW, THEREFORE, in consideration of the continued employment of the
Executive by the Company, the above premises and the mutual agreements hereinafter set forth, the parties agree as follows:

1.    Definitions.

         (a) "Affiliate" or "Affiliated" means any person, firm, corporation, partnership, association or entity that directly or indirectly controls, is controlled by, or is under common control with a specified person, firm, corporation, partnership, association or entity.

         (b) "Area" shall mean the area set forth in Exhibit A hereto and made a part hereof. As and when the territory in which the Executive performs his Duties expands, Exhibit A may, upon the mutual agreement of the Company and the Executive, be amended to include such additional territory. Such amended Exhibit A, when executed by the Company and the Executive, shall be attached hereto and shall replace the previous Exhibit A hereto.

         (c) "Associate" means (i) any corporation, partnership or other entity of which a specified person is an officer or partner, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities thereof, (ii) any trust or estate in which the specified person has a substantial beneficial interest or as to which the specified person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person, and (iv) any person who is a trustee, officer or partner of such specified person or of any corporation, partnership or other entity that is an Affiliate of such specified person.

         (d) "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Exchange Act as such Rule is in effect on the date hereof; provided, however, that any individual, corporation, partnership, Group, association or other person or entity which, directly or indirectly, owns or has the right to acquire any of the Company's outstanding securities entitled to vote generally in the election of directors at any time in the future, whether such right is contingent, absolute, direct or indirect, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options or otherwise, shall be deemed the Beneficial Owner of such securities.

         (e) "Business of the Company" shall mean and include the business of marketing and providing personnel, including but not limited to office, professional and marketing and providing light industrial personnel, on a temporary basis to customers located in the Area, and marketing and providing to customers located in the Area facilities staffing, contract services, management services, outsourcing, training, and data entry services or the licensing or franchising of others to engage in any such business. It shall also mean the business of

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conducting the affairs and activities of the Corporate Office in conjunction with all such business described in this section.

         (f) "Cause" shall mean conduct of the Executive amounting to fraud, dishonesty, gross or willful misconduct or neglect of duty, conviction of any federal, state or local laws involving a felony or crime involving fraud or moral turpitude (other than pursuant to actions taken at the direction or with the approval of the Board of Directors of the Company), or after five (5) days notice and failure to cure, engaging in activities prohibited by Sections 5, 6, 7 and 8 hereof.

         (g) A "Change of Control" shall be deemed to have occurred if and when
(i) any individual, corporation, partnership, Group, association or other person or entity, together with his, its or their Affiliates or Associates (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company) hereafter becomes the Beneficial Owner of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; (ii) the Continuing Directors of the Company shall at any time fail to constitute a majority of the members of the Board of Directors of the Company; or (iii) all or substantially all of the assets of the Company are sold, conveyed, transferred or otherwise disposed of, whether through one event or a series of related events, or the Company is a party to a merger transaction, without such sale, transfer disposition, or merger being approved by at least two-thirds (2/3) of the Continuing Directors of the Company.

         (h) "Competing Business" shall mean any business which is the same or substantially the same as the Business of the Company and its subsidiaries.

         (i) "Confidential Information" shall mean all information related to the Business of the Company which (i) derives economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use and (ii) is the subject of efforts by the Company that are reasonable under the circumstances to maintain its secrecy. Assuming the criteria in clauses (i) and (ii) above are met, Confidential Information shall include, without limitation, actual and potential customer lists, sales and marketing information, customer account records, training and operations material and memoranda, computer software and systems, personnel records, code books, pricing information and financial information concerning or relating to the business, accounts, customers, associates and affairs of the Company or its subsidiaries, franchisees or licensees and all physical embodiments of the foregoing. Confidential Information shall not include (i) information released to the public at large without restriction, (ii) information generally known to be obtainable from public sources in usable form without significant effort or

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expense, (iii) information lawfully and independently developed or acquired without reliance in any way on the information received pursuant to the Executive's employment hereunder, and (iv) general skills and learning lawfully and independently acquired.

         (j) "Continuing Director" means a director who either was a member of the Board of Directors of the Company on the date hereof, or who becomes a member of the Board of Directors of the Company subsequent to such date and whose election or nomination for election by the Board of Directors of the Company was Duly Approved by the Continuing Directors of the Company at the time of such election or nomination, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors of the Company in which such person is named as a nominee for director.

         (k) "Corporate Office" shall mean the office of the Company at 3535 Piedmont Road, N.E., Atlanta, Georgia 30305.

         (1) "Duly Approved by the Continuing Directors" means an action approved by the vote of at least a majority of the Continuing Directors then on the Board of Directors of the Company; provided, however, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the entire Board of Directors of the Company as if a vote by all of its members had been taken, or if the number of persons constituting the Continuing Directors of the Company is three or less, then the term "Duly Approved by the Continuing Directors" shall mean an action approved by the unanimous vote of the Continuing Directors then on the Board of Directors of the Company.

         (m) "Duties" shall mean the duties set forth on Exhibit B attached hereto and made a part hereof. As and when the Duties of the Executive expand or change, Exhibit B may, upon the written agreement of the Company and the Executive, be amended to reflect such additions or changes in the Executive's Duties. Such amended Exhibit B, when executed by the Company and the Executive, shall be attached hereto and shall prospectively replace previous Exhibit B hereto in its entirety.

         (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (o) "Group" means persons who act in concert as described in Section 13(d)(3) of the Exchange Act as in effect on the date hereof.

         (p) "Invention" means any discovery, whether or not patentable, including, but not limited to, any useful process, method, formula, technique, machine, manufacture, composition of matter, algorithm or computer program, as well as improvements thereto, which is new or which the Executive has a reasonable basis to believe may be new, except for those processes, methods, etc., which are not related to the Company's business.

         (q) "Subject Invention" means any Invention which is conceived by the Executive alone or in a joint effort with others during the Executive's employment by the Company which (i) may

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be reasonably expected to be used in a product of the Company; (ii) results from work that the Executive has been assigned as part of his Duties as an employee of the Company; (iii) is in an area of technology which is the same as or substantially related to the areas of technology with which the Executive is involved in the performance of his Duties as an employee of the Company; or (iv) is useful, or which the Executive reasonably expects may be useful, in any manufacturing or product design process of the Company.

         (r) "Work" means a copyrightable work of authorship, including without limitation, any technical descriptions for products, user's guides, illustrations, advertising materials, computer programs (including the contents of read only memories) and any contribution to such materials, but shall not include any works which are not related to the Company's business.

 2.      Terms of Employment; Duties.

         (a) The Company agrees to continue the employment of the Executive as Chairman of the Board and Chief Executive Officer of Norrell Corporation and the Executive agrees to continue such employment with the Company subject to the terms and conditions hereof.

         (b) All funds and property received by the Executive on behalf of the Company or its parent or any Affiliated corporation shall be received and held by the Executive in trust, and the Executive shall account for and remit all such funds to the Company.

 3.      Compensation.

         (a) For services provided hereunder, the Company shall pay to the Executive an annual salary of Seven Hundred Fifty Thousand Dollars ($750,000) per year subject to adjustment from time to time by written agreement of the Executive and the Company. Such annual salary shall be paid periodically in accordance with the Company's generally applicable executive officer payroll practices in effect from time to time and shall be subject to deductions for income and other taxes as required by law. The Executive shall also be paid a bonus, if earned, in accordance with the terms of Exhibit D attached hereto, subject to adjustment from time to time by written agreement of the Executive and the Company. The Executive shall receive the employee benefits, or their equivalent, that the Executive is currently receiving including MERP, PERK, country club dues, car allowance, and the like; benefits may be changed from time to time by written agreement of the Executive and the Company. Certain employee benefits which Executive is currently receiving are listed on Exhibit E attached hereto.

         (b) The Executive shall be entitled to be reimbursed in accordance with the generally applicable executive officer reimbursement policies of the Company, as adopted and amended from time to time, for all reasonable and necessary expenses incurred by the Executive in connection with the performance of his Duties of employment or other obligations hereunder; provided the Executive shall, as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time reasonably adopted by the Company.


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         (c) The Executive shall receive no compensation in addition to that set forth in this Section 3 for any services rendered by the Executive in any capacity to the Company or any affiliated corporation, except that the Executive shall be entitled to participate in any present or future incentive compensation, bonus, profit-sharing, stock option, stock purchase, pension, retirement, medical or insurance plan of the Company approved by the Board of Directors of the Company and made available to any other executive employee of the Company.

4.       Termination of Employment.

         (a) The employment of the Executive by the Company may be terminated by the Company for Cause upon written communication of the instance of the problem conduct to the Executive by written notice from the Company. The Executive shall have the opportunity to cure such problem conduct within a reasonable period of time specified in such notice, which period shall not be less than five (5) business days following receipt of such written notice from the Company. The Chairman of the Compensation Committee of the Board of Directors, or the Board of Directors of Company, itself, or a committee designated by the Board of Directors of Company for such purpose, shall also provide the Executive with an opportunity to meet with him or it in order to provide the Executive an opportunity to refute or explain the problem conduct referred to in such written notice. Such refutation or explanation reasonably satisfactory to the Chairman of the Compensation Committee, the Board of Directors, or a committee so designated by the Board, as the case may be, shall constitute a cure.

         (b) The Executive may terminate this Agreement and his employment hereunder voluntarily by giving the Company no less than one month prior notice.

         (c) The Executive may terminate this Agreement and his employment hereunder by giving the Company no less than two (2) weeks prior notice if (i) material changes in the nature or scope of the Executive's Duties are made without his written consent, (ii) any change of the Executive's title is made without his written consent, (iii) the Executive's office is relocated to a location more than twenty (20) miles from the city limits of Atlanta, Georgia,
(iv) the Executive's compensation or benefits are reduced without his written consent, (v) the Company breaches this Agreement, or (vi) a Change of Control occurs.

         (d) If the Company terminates this Agreement and the Executive's employment hereunder for any reason specified in subparagraph (a) of this
Section 4 or the Executive terminates this Agreement and his employment hereunder voluntarily other than pursuant to subparagraph (c) of this Section 4, the Company shall have no further obligation to the Executive or his personal representative with respect to this Agreement or his employment hereunder except for compensation accrued hereunder and unpaid at the date of such termination and except with respect to the Executive's participation in benefit plans of the Company and his rights and benefits under any other agreement between him and the Company, all of which shall be governed by such other plans and agreements.


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         (e) If (i) a Change in Control occurs, and Executive notifies Company within six months (6) months of the date of such Change of Control in writing, or (ii) or the Company terminates this Agreement and the employment of the Executive hereunder without Cause, or (iii) the Executive terminates this Agreement and his employment hereunder for any reason specified in subparagraph
(c) of this Section 4, (A) the Executive shall be entitled to receive, for a period of thirty-six (36) months from the date of termination, the compensation set forth in Section 3 hereof, (B) all options to purchase stock of the Company held by the Executive shall be fully vested and shall become immediately exercisable, (C) upon request of the Executive, the Company shall purchase for cash, within ten (10) days of such request, all stock of the Company then held by the Executive for its fair market value and all options to purchase stock of the Company then held by the Executive for the excess of the fair market value of the stock purchasable upon the exercise of such options over the exercise price of such options, and (D) the Company shall provide the Executive and his spouse with medical coverage equivalent to that received by Executive during his employment hereunder and for the life of each of the Executive and his spouse. After each becomes eligible for Medicare, such coverage shall supplement Medicare coverage. The fair market value of stock of the Company shall be the last quoted price for such stock, if it is then publicly traded, prior to the date of the Executive's request, and if it is not then publicly traded, shall be the value determined in good faith by the Board of Directors of the Company. If the Executive disagrees with the determination of the Board of Directors, the Executive and the Company shall agree on an investment banking firm to make such determination. If they cannot agree on the selection of such firm, each of the Company and the Executive shall choose an investment banking firm and if the two such firms cannot agree, such two firms shall choose a third investment banking firm which shall choose one of the values determined by the other two investment banking firms. The Company shall pay all of the fees and expenses of all of the investment banking firms which are engaged under this Section 4(e). If the purchase of such stock and options would cause the Executive to be liable under
Section 16(b) of the Exchange Act, he shall be allowed to defer such purchase as necessary to avoid such liability.

         (f) In the event that any of the payments or benefits that are provided for hereunder or under any other plan, agreement or arrangement between the Executive and the Company, be determined to be subject to an excise or similar purpose tax pursuant to Section 4999 of the Internal Revenue Code of 1986 as amended, or any successor or other comparable federal, state or local tax laws, the Company shall pay to the Executive such additional compensation as is necessary (after taking into account all federal, state and local income taxes payable by the Executive as a result of the receipt of such additional compensation) to place the Executive in the same aftertax position (including federal, state and local taxes) he would have been in had no such tax (or any interest or penalties thereon) been paid or incurred.

         (g) Except in the case of the Executive's termination of employment under subparagraph (c) of this Section 4, the covenants of the Executive in Sections 5, 6, 7 and 8 shall survive the termination, amendment or replacement of this Agreement and the termination of the Executive's employment hereunder, and shall not be extinguished by any of such events.

         (h) For a period of two years after the death of the Executive or after a disability that prevents the Executive from performing his Duties, the Company shall continue the compensation

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provided for in this Agreement, and the MERP benefits described on Exhibit E, except that the Executive shall not be entitled to any bonuses other than those earned by the Executive, if any, through the date of such death or disability.

         (i) If Executive's employment is terminated for any reason, the Company shall assign any and all rights it may have to any life insurance policy in which the Executive is the insured (including but not limited to Policy 1 949022 issued by Connecticut General Life Insurance Co.) to the Executive or such other person or entity as the Executive shall direct in writing, without cost to Executive, and if Executive terminates employment other than pursuant to subsection (c) of this Section 4, less a retention by Company of the rights to receive an amount equal to all premiums paid by Company on such policy.

         (j) All provisions of this Section 4 shall survive the expiration or termination of this Agreement.

 5.     Agreement Not to Compete.

         The Executive agrees that (a) during the Executive's employment by the Company and for a period of three (3) years following the termination, for any reason, of this Agreement or of the Executive's employment with the Company, whichever shall first occur, the Executive will not, without the prior written consent of the Company, within the Area, either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, engage in any Competing Business as either (i) a manager, supervisor, administrator, consultant, instructor, officer, director, executive employee or salesperson providing services the same as or substantially similar to the Duties, or (ii) as a shareholder or owner of interests (other than as a shareholder of less than five percent (5%) of the issued and outstanding voting securities of an entity whose voting securities are traded on a national securities exchange or are reported on the automated quotation system of the National Association of Securities Dealers, Inc.) in any Competing Business.

6.       Agreement Not to Solicit Customers.

         The Executive agrees that during the Executive's employment by the Company and for a period of three (3) years following the termination, for any reason, of this Agreement or of the Executive's employment with the Company, whichever shall first occur, the Executive will not, without the prior written consent of the Company, within the Area, either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any Competing Business any person or entity whose account with the Company or any of its subsidiaries was sold, serviced or actively solicited by or under the supervision of the Executive during the three (3) years preceding the termination of such employment.




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7.       Agreement Not to Solicit Employees.

         The Executive agrees that during the Executive's employment by the Company and for a period of three (3) years following the termination, for whatever reason, of this Agreement or of the Executive's employment with the Company, whichever shall first occur, the Executive will not, either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, solicit, divert or hire away or attempt to solicit, divert or hire away, to any Competing Business (i) any person employed by the Company or any of its subsidiaries, franchisees or licensees within the Area, whether or not such employee is a full-time associate or a temporary employee of the Company, subsidiaries, franchisees or licensees, and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will or (ii) any person or entity that is a franchisee or licensee of the Company within the Area, nor will the Executive at any time during such period, either directly or indirectly, induce or attempt to induce any such employee, franchisee or licensee to terminate, breach or otherwise fail fully to perform any employment agreement or franchise or license agreement with the Company or any of its subsidiaries.

8.       Ownership and Non-Disclosure and Non-Use of Confidential Information.

         (a) The Executive acknowledges and agrees that all Confidential Information, and all physical embodiments thereof, is confidential to and shall be and remain the sole and exclusive property of the Company. Upon request by the Company, and in any event upon termination of the Executive's employment with the Company for any reason, as a prior condition to receiving any final wage or salary check, the Executive shall promptly deliver to the Company all property belonging to the Company including, without limitation, all Confidential Information (and all embodiments thereof) then in the Executive's custody, control or possession, but any withholding of such wage or salary check shall not be considered as satisfaction or a release of or liquidated damages for any claims for damages against the Executive which may accrue to the Company as a result of any breach of this Section 8(a) by the Executive.

         (b) The Executive agrees that the Executive will not, either during the term of the Executive's employment by the Company or for three (3) years thereafter, without the prior written consent of the Company, disclose or make available any Confidential Information to any person or entity or make or cause to be made or permit or allow, either on the Executive's own behalf or on behalf of others, any use of any Confidential Information other than in the proper performance of the Executive's duties hereunder. The Company agrees that the Executive is not prohibited hereby from disclosing or using any Confidential Information which the Executive is required to disclose pursuant to a requirement of a governmental agency or of law without similar restrictions or other protections against public disclosure, provided, however, that the Executive shall first have taken reasonable steps to allow the Company to seek to protect the confidentiality of the information required to be disclosed.

9.       Inventions.

         (a) The Executive agrees that all Subject Inventions conceived or first practiced by the Executive during his employment by the Company, and all patent rights and copyrights to the

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Subject Inventions will become the property of the Company, and the Executive hereby irrevocably assigns to the Company all of his rights to all Subject Inventions.

         (b) The Executive agrees that if he conceives an Invention during his or her employment and there is a reasonable basis to believe that the Invention is a Subject Invention, the Executive will promptly provide a written description of the Invention to the Company adequate to allow evaluation for a determination as to whether the Invention is a Subject Invention.

         (c) If, upon commencement of the Executive's employment with the Company, the Executive has previously conceived an Invention or acquired any ownership interest in any Invention, which: (i) is the Executive's property, or of which the Executive is a joint owner with another person or company; (ii) is not described in any issued patent as of the commencement of the Executive's employment with Company; and (iii) would be a Subject Invention if such Invention was made while a Company employee; then the Executive must, at the Executive's election, either: (i) provide the Company with a written description of the Invention on Exhibit C, if any, in which case the written description (but no rights to the Invention) shall become the property of the Company; or
(ii) provide the Company with the license described in Section 9(d) of this Agreement.

         (d) If the Executive has previously conceived or acquired any ownership interest in an Invention described above in Section 9(c) and the Executive elects not to disclose the same to the Company as provided above, then the Executive hereby grants to the Company a nonexclusive, paid-up, royalty-free license under all patents to issue in any country which pertain to the Invention.

         (e) The Executive owns no patents, individually or jointly with others.

10.      Patent Applications.

         (a) The Executive agrees that should the Company elect to file an application for patent protection, either in the United States or in any foreign country on a Subject Invention of which the Executive was an inventor, the Executive will execute all necessary documentation relating to the patent applications, including formal assignments to the Company.

         (b) The Executive further agrees that he will cooperate with attorneys or other persons designated by the Company by explaining the nature of any Subject Invention for which the Company elects to file an application for patent protection, reviewing applications and other papers and providing any other cooperation required for prosecution of the patent applications. The Company will be responsible for all expenses incurred for the preparation and prosecution of all patent applications on Subject Inventions assigned to the Company.

11.      Copyrights.

         (a) The Executive agrees that any Works created by the Executive in the course of the Executive's Duties as an employee of the Company are subject to the "Work for Hire" provisions contained in Sections 1 01 and 201 of the United States Copyright Law, Title 1 7 of the United States

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Code. All right, title and interest to copyrights in all Works which have been or will be prepared by the Executive within the scope of his employment with the Company will be the property of the Company. The Executive acknowledges and agrees that, to the extent the provisions of Title 1 7 of the United States Code do not vest in the Company the copyrights to any Works, the Executive hereby assigns to the Company all right, title and interest to copyrights which the Executive may have in the Works.

         (b) The Executive must disclose to the Company all Works referred to in
Section 1 1 (a) and will execute and deliver all applications, registrations and documents relating to the copyrights to the Works and will provide assistance to secure the Company's title to the copyrights in the Works. The Company will be responsible for all expenses incurred in connection with the registration of all the copyrights.

         (e) The Executive claims no ownership rights in any Works, except those described on Exhibit C, if any.

12.      Contracts or Other Agreements with Former Employer or Business.

         (a) The Executive agrees that he will provide to the Company, upon the execution and delivery of this Agreement, a copy of the pertinent portions of any employment agreement or similar document (described on Exhibit C, if any), executed by the Executive with a former employer or any business with which the Executive has been associated, which prohibits the Executive during a period of time from: (i) competing with or participating in a business which competes with the Executive's former employer or business; (ii) soliciting personnel of the former employer or business to leave the former employer's employment or to leave the business; or (iii) soliciting customers of the former employer or business on behalf of another business.

         (b) The Executive hereby represents to the Company that he has not executed any agreement with any other party which purports to require the Executive to assign any Work or any Invention created, conceived or first practiced by the Executive during a period of time which includes the date of his commencement of employment with the Company, except as described on Exhibit C, if any. The Executive will obtain and provide to the Company a copy of any such described agreement.



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13.      Severability.

         (a) The Executive agrees that the covenants and agreements contained in
Section 5, 6, 7 and 8 of this Agreement are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of the Company and the Business of the Company; that the Company is engaged in and throughout the Area in the Business of the Company; that irreparable loss and damage will be suffered by the Company should the Executive breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreement or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, the Company shall be entitled to both temporary and permanent injunctions to prevent a breach or contemplated breach by the Executive of any of such covenants or agreements.

         (b) In the event that the Executive shall breach any of the covenants set forth in Section 5, 6, 7 or 8 hereof, the running of the period of the restriction set forth in such Section shall be tolled during the continuation of any such breach by the Executive, and the running of the period of such restrictions shall commence only upon compliance by the Executive with the terms of the applicable Section.

14.      Expenses of the Executive.

         (a) All costs and expenses (including reasonable legal, accounting and other advisory fees) incurred by the Executive to enforce his rights under this Agreement, including but not limited to his rights to receive the compensation payable pursuant to Sections 3 and 4 hereof, upon written demand by the Executive to the Company shall be promptly advanced or reimbursed to the Executive or paid directly, on a current basis, by the Company or its successors.

         (b) If at any time during the term of this Agreement or afterwards there should arise any dispute as to the rights of the Executive under this Agreement, the Company agrees, upon written demand by the Executive to the Company (and the Executive shall be entitled, upon application to any court of competent jurisdiction, to the entry of a mandatory injunction, without the necessity of posting any bond with respect thereto, compelling the Company) promptly to provide sums sufficient to pay on a current basis (either directly or by reimbursing the Executive) the Executive's costs and reasonable attorneys' fees (including, without limitation, expenses of investigation and disbursements for the fees and expenses of experts) incurred by the Executive in connection with any such dispute or any litigation, regardless of whether the Executive is the prevailing party in such dispute or litigation; provided that, the court in which such litigation is first initiated determines with respect to this obligation, upon application of either party hereto, that the Executive did not initiate such litigation frivolously. Under no circumstances shall the Executive be obligated to pay or reimburse the Company for any attorneys' fees, costs or expenses incurred by the Company. The provisions of this Section 14 shall survive the expiration or termination of this Agreement.

         (c) Company shall pay Executive's reasonable attorneys fees incurred in preparing and negotiating this Agreement.

15.      No Set-off by the Executive or the Company.

         The existence of any claim, demand, action or cause of action by the Executive against the Company, or any subsidiary or Affiliate of the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of its rights hereunder, and the existence of any claim, demand, action or cause of action by the Company (or any subsidiary or affiliate of the Company) against the Executive or any relative of the Executive, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Executive of any of his rights hereunder.

16.      Amendment.

         This Agreement and the exhibits attached hereto may be altered, amended, modified or superseded only by a writing executed by both of the parties hereto.

17.      Assignment; Entire Agreement.

         (a) This Agreement may not be assigned by the Company, except that it may be assigned by Company in connection with a Change of Control of Company and, in such case, this Agreement shall inure to the benefit of any such assignee. The waiver by either party to this Agreement of any breach of this Agreement by the other party shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.

         (b) This Agreement, together with any agreements noted on Exhibit E to this Agreement, embodies the entire agreement of the parties hereto relating to the employment by the Company of the Executive in the capacity herein stated, and all other prior written agreements between the parties are null and void.

         IN WITNESS WHEREOF, the Company and the Executive have each caused this Agreement to be executed and delivered as of the date first shown above.

                                            THE COMPANY:

                                            NORRELL CORPORATION

                                            By: /s/ Mark Hain          12/15/97
                                               --------------------------------
                                                                       (Date)

                                            Title: V.P.
                                                  -----------------------------

                                            THE EXECUTIVE:
                                            /s/ C. Douglas Miller      12/15/97
                                            -----------------------------------
                                            C. Douglas Miller            (Date)

                                    EXHIBIT A

The Area shall be an area within a twenty-five (25) mile radius of each office of Company which exists during the term of this Agreement.


















                                            THE COMPANY:

                                            NORRELL CORPORATION

                                            By: Mark Hain              12/15/97
                                               --------------------------------
                                                                         (Date)
                                            Title: V.P.
                                                  -----------------------------

                                            THE EXECUTIVE:
                                            C. Douglas Miller          12/15/97
                                            -----------------------------------
                                            C. Douglas Miller            (Date)

                                    EXHIBIT B

The Duties of the Chairman of the Board and Chief Executive Officer of the Company shall be as follows:

To be responsible for the development of the strategic plan for the Company and all changes to the plan, consistent with the direction of the Board of Directors;

To supervise and control all the business and affairs of the Company, including development of the basic long and short term objectives, policies, and operating plans of the Company, all to be consistent with the strategic direction of the Company or as directed by the Board of Directors of the Company;

To ensure that adequate plans for future development and growth of the Company are prepared, and to participate in and direct such preparations;

To present such plans for review and approval by the Board of Directors of the Company;

To be responsible for meeting the Company plans, objectives, and goals;

To present proposed operating and capital budgets for review and approval by the Board of Directors of the Company;

To plan for the development of personnel resources within the Company;

To direct and supervise the performance of the key executives of the Company;

To represent the Company as appropriate in its relationships with major customers, suppliers, competitors, employees, stockholders, government agencies, professional societies and the public;

To cause all books, reports, statements, and certificates of the Company to be properly kept and filed as required by law;

To sign and execute contracts in the name of the Company, or to delegate such duties to other authorized officers or employees of the Company; and

To perform such other reasonable executive duties and responsibilities as the Board of Directors of the Company may require from time to time.



                                            THE COMPANY:

                                            NORRELL CORPORATION

                                            By: Mark Hain              12/15/97
                                               --------------------------------
                                                                         (Date)
                                            Title: V.P.
                                                  -----------------------------

                                            THE EXECUTIVE:

                                            C. Douglas Miller          12/15/97
                                            -----------------------------------
                                            C. Douglas Miller            (Date)

                                    EXHIBIT C

         None.

                                    EXHIBIT D



The Executive shall earn a bonus equal to the percentage of annual salary ("Bonus Percentage") corresponding to the Company's achievement of its Pre-tax Profit Plan (as presented to the Board of Directors) multiplied by the Executive's annual salary as follows:

% of Company's Pre-tax Profit Plan Achieved               Bonus Percentage
-------------------------------------------               ----------------
               80%                                                50%
               90%                                                60%
              100%                                                70%
              105%                                                80%
              110%                                                90%
              115%                                                100%



An equitable adjustment to the Pre-tax Profit Plan shall be made to account for acquisitions and divestitures; extraordinary items shall be excluded from all calculations.

                                          THE COMPANY:

                                          NORRELL CORPORATION


                                          By:  /s/ MARK HAIN        12/15/97
                                              ------------------------------
                                                                      (Date)
                                          Title:  /s/ V.P.
                                                ----------------------------

                                          THE EXECUTIVE:


                                          /s/ C. DOUGLAS MILLER     12/15/97
                                          ----------------------------------
                                          C. Douglas Miller           (Date)

                                    EXHIBIT E


1. Medical Executive Reimbursement Plan (MERP)

2. Executive Perquisite Plan (PERK)

3. Group Life, Medical, Dental, Vision and Disability Plans in accordance with elections made by Executive

4. Deferred Compensation Plan

5. Supplemental Executive Retirement Plan (Vision)

6. Country Club dues reimbursement

7. Supplemental Disability Policies #PRL-D1 010215767003
                                     PRL-D1 010239546103
                                     PRL-D1 010254546903

8. Split dollar Life Insurance Policy # 1949022

9. Automobile allowance


                                            THE COMPANY:

                                            NORRELL CORPORATION

                                            By: /s/ Mark Hain          12/15/97
                                               --------------------------------
                                                                         (Date)
                                            Title: /s/ V.P.
                                                  -----------------------------

                                            THE EXECUTIVE:
                                            /s/ C. Douglas Miller      12/15/97
                                            -----------------------------------
                                            C. Douglas Miller            (Date)